Exhibit 99.1

Investor Relations

ir@newmediainv.com

(212) 479-3160

New Media Announces Successful Debt Refinancing

NEW YORK, N.Y. June 4, 2014 – New Media Investment Group Inc. (“New Media” or the “Company”, NYSE:NEWM) announced today the successful completion of a new $200.0 million term loan as well as a $25.0 million revolving credit facility. The term loan is priced at L+6.25% with a 1.00% LIBOR floor and has mandatory annual amortization of 1.00%. The revolver is priced at L+5.25%, with a step down based on the Company’s total leverage ratio. The new financing structure will be accretive to Distributable Cash Flow (“DCF”) per share by $0.14 in fiscal year 2015, and $0.26 in fiscal year 2016, through rate and amortization improvement. The proceeds of the new term loan will be used to repay New Media’s existing facilities and transaction costs, with the balance of the proceeds remaining available for investments and other corporate purposes.

“The new credit facility greatly improves our operational flexibility and DCF,” said Mike Reed, Chief Executive Officer of New Media. “By combining our multiple facilities into one, we are able to increase the overall liquidity of the Company.

“With access to an additional $25.0 million through a revolver, New Media is in a great position to continue its acquisition strategy while concurrently paying 40-50% of Free Cash Flow through a dividend starting after Q2. We continue to believe our mergers and acquisition strategy, combined with our plan to pay a stable quarterly dividend, will drive substantial shareholder value.”

About New Media Investment Group

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. The Company operates in 356 markets across 24 states. New Media’s portfolio of products, which includes 429 community publications, 356 related websites, and six yellow page directories, serves more than 130,000 business advertising accounts and reaches over 12 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intention to pursue and complete future acquisitions or our ability to pay any quarterly dividend. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as economic conditions in the markets in which we operate, competition from other media companies, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets, and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group

Investor Relations: (212) 479-3160